UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 24, 2012

Date of Report (Date of earliest event reported)

Zynga Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35375	42-1733483
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

699 Eighth Street

San Francisco, CA 94103

(Address of principal executive offices and zip code)

(855) 449-9642

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On October 24, 2012, Zynga Inc. (the “Company”) issued a press release announcing financial results for the quarter ended September 30, 2012. A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished on this Form 8-K, including the exhibit attached, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

On October 24, 2012, the Company announced that its Board of Directors has authorized a share repurchase program. Under the program, the Company is authorized to repurchase up to $200 million of its outstanding Class A common stock until October 31, 2014. The timing and the amount of any share repurchases will be determined based on market conditions, share price and other factors. The repurchases may be made on the open market, in block trades or otherwise. The share repurchase program may be suspended or discontinued at any time without notice.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished with this report on Form 8-K:

Exhibit Number	Description

99.1	Zynga Inc. Press Release dated October 24, 2012 entitled “Zynga Reports Third Quarter 2012 Financial Results.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zynga Inc.

Date: October 24, 2012	By:	/s/ David M. Wehner
David M. Wehner
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Zynga Inc. Press Release dated October 24, 2012 entitled “Zynga Reports Third Quarter 2012 Financial Results.”